As filed with the Securities and Exchange Commission on March 22, 2017

Registration No. 333-213033

Registration No. 333-206083

Registration No. 333-198608

Registration No. 333-148436

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
REGISTRATION STATEMENT ON FORM S-8 (Registration No. 333-213033)

POST-EFFECTIVE AMENDMENT NO. 1 TO
REGISTRATION STATEMENT ON FORM S-8 (Registration No. 333-206083)

POST-EFFECTIVE AMENDMENT NO. 1 TO
REGISTRATION STATEMENT ON FORM S-8 (Registration No. 333-198608)

POST-EFFECTIVE AMENDMENT NO. 1 TO
REGISTRATION STATEMENT ON FORM S-8 (Registration No. 333-148436)

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

K12 Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	8211 (Primary Standard Industrial Classification Number)	95-4774688 (I.R.S. Employer Identification No.)

2300 Corporate Park Drive
Herndon, VA 20171
(703) 483-7000
(Address of Principal
Executive Offices)

K12 Inc. 2007 Equity Incentive Award Plan

K12 Inc. 2016 Incentive Award Plan
 (Full title of the plan)

Howard D. Polsky, Esq.
Executive Vice President, General Counsel and Secretary
K12 Inc.
2300 Corporate Park Drive
Herndon, VA 20171
(703) 483-7000
(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copy to:

William P. O’Neill

Latham & Watkins LLP

555 Eleventh Street, NW, Suite 1000

Washington, D.C. 20004

(202) 637-2275

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE

K12 Inc. (the “Company”) hereby amends its Registration Statements on Form S-8 (Registration No. 333-213033,  Registration No. 333-206083, Registration No. 333-198608 and Registration No. 333-148436) (collectively, the “Registration Statements”) by filing this Post-Effective Amendment No. 1 to such Registration Statements to reflect that the K12 Inc. 2007 Equity Incentive Award Plan (the “2007 Plan”) was replaced by the K12 Inc. 2016 Incentive Award Plan (the “2016 Plan”), effective as of December 15, 2016 (the “Effective Date”), and to roll over to the 2016 Plan 2007 Plan shares of the Company’s common stock,  $0.0001 par value (“Common Stock”), registered under the Registration Statements (the “Registered Shares”) that are not covered by an outstanding award under the 2007 Plan and Registered Shares allocated to existing awards under the Company’s prior equity incentive plans as of the Effective Date that may become available again for award under the 2016 Plan, and to file a copy of the 2016 Plan and a new opinion as to the validity of the shares of Common Stock issuable pursuant to the 2016 Plan as exhibits to such Registration Statements.

The 2016 Plan authorizes the issuance of the sum of the number of shares of Common Stock available for issuance under the 2007 Plan immediately prior to the Effective Date, plus any shares of Common Stock that are subject to an award that is outstanding under the Company’s prior equity incentive plans as of the Effective Date that subsequently expires, is forfeited or is settled in cash, subject to the limitations in the 2016 Plan.  No new awards may be made under the Company’s prior equity incentive plans as of the Effective Date and no more than 9,768,550 shares of Common Stock may be issuable pursuant to awards under the 2016 Plan.  No additional securities are being registered hereby.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Herndon, Virginia, on March 22, 2017.

K12 INC.

By:	/s/ Stuart J. Udell
Stuart J. Udell
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and appoints Howard D. Polsky as attorney-in-fact and agent, with full power of substitution and resubstitution, to sign on his or her behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments, to the Registration Statement on Form S-8 to which this Post-Effective Amendment No. 1 relates and other documents in connection therewith, with the Commission, granting to said attorney-in-fact and agent full power and authority to perform any other act on behalf of the undersigned required to be done in the premises.

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Stuart J. Udell	Chief Executive Officer and Director
Stuart J. Udell	(Principal Executive Officer)	March 22, 2017

/s/ James J. Rhyu	Chief Financial Officer
James J. Rhyu	(Principal Financial Officer and Principal Accounting Officer)	March 22, 2017

/s/ Nathaniel A. Davis	Executive Chairman of the Board of Directors	March 22, 2017
Nathaniel A. Davis

/s/ Craig R. Barrett	Director	March 22, 2017
Craig R. Barrett

/s/ Guillermo Bron	Director	March 22, 2017
Guillermo Bron

/s/ Kevin P. Chavous	Director	March 22, 2017
Kevin P. Chavous

/s/ John M. Engler	Director	March 22, 2017
John M. Engler

/s/ Steven B. Fink	Director	March 22, 2017
Steven B. Fink

/s/ Joh Q. Reynolds	Director	March 22, 2017
Jon Q. Reynolds

/s/ Andrew H. Tisch	Director	March 22, 2017
Andrew H. Tisch

EXHIBIT INDEX

Exhibit	Description

4.1

K12 Inc. 2007 Equity Incentive Award Plan, as amended (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed on October 28, 2015, File No. 001-33883).

4.2*	K12 Inc. 2016 Incentive Award Plan.

5.1*	Opinion of Howard D. Polsky, Executive Vice President, General Counsel and Secretary of K12 Inc.

23.1*	Consent of Howard D. Polsky (contained in Exhibit 5.1 hereto).

24.1*	Power of Attorney (included on signature page).

*                 Filed Herewith.